Exhibit 10(pp)

                                  AMENDMENT TO
               SUPPLEMENTAL PENSION AND RETIREE MEDICAL AGREEMENT
                         (Dated as of December 2, 1998)

         This Amendment to Supplemental Pension and Retiree Medical Agreement is dated as of December 2, 1998 and is entered into between Data General Corporation (the "Company") and Ronald L. Skates (the "Executive").

         Reference is made to that Supplemental Pension and Retiree Medical Agreement dated as of December 7, 1994 between the Executive and the Company (the "Agreement").

         Whereas the parties, for good and sufficient consideration, the receipt and sufficiency of which is hereby confirmed, wish to amend the Agreement to clarify the meaning of certain terms used therein;

         Now, therefore, Paragraph 1(e) of the Agreement shall be and is hereby amended to read as follows:

          e) Form and Timing of Benefit. Payment of the Supplemental Benefit (as that term is defined in this Agreement) shall commence on the first day of the month coincident with or following the termination of the Executive's employment with the Company. The Supplemental Benefit shall be payable in equal monthly installments to the Executive until his death; and in the event he predeceases his Spouse, shall continue to be payable to his Spouse until the death of such Spouse."

Except as hereby amended, the Agreement is hereby ratified and confirmed.

         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of December 2, 1998.

DATA GENERAL CORPORATION
By:      /s/ Robert C. McBride              /s/ Ronald L. Skates
         ----------------------------       ----------------------
         Robert C. McBride                  RONALD L. SKATES
         Vice President and Treasurer